Exhibit 10.11

GENIUSU PTE. LTD.

EMPLOYEE SHARE OPTION SCHEME RULES

10 Collyer Quay

#40-00 Ocean Financial Centre

Singapore 049315

Email: info@fl.sg

Website: www.fl.sg

Contents

1.	Definitions and interpretation	3
2.	Introduction	7
3.	Size of Scheme	7
4.	Administration	7
5.	Vesting of Options	8
6.	Treatment of Options for leavers	9
7.	Treatment of Option Shares for leavers	9
8.	Disposal	10
9.	Issue of Ordinary Shares on exercise	11
10.	Procedure on Restructure or Reconstruction	12
11.	Procedure on Exit Event	12
12.	Listings	14
13.	Option does not give Shareholder rights	14
14.	Power of attorney	15
15.	Employment rights	15
16.	Amendment to Rules	16
17.	No warranty	17
18.	Confidentiality	17
19.	Data protection	18
20.	General	18

1.	Letter of Offer	21
2.	Option Exercise Notice	25
3.	Option Certificate	26

Geniusu Pte. Ltd.

Employee Share Option Scheme Rules

1.	Definitions and interpretation

1.1.	Definitions

In these Rules, unless the contrary intention appears:

ACRA means the Accounting and Corporate Regulatory Authority of Singapore (and any of its successor entities).

Bad Leaver means a person who has ceased to be employed or engaged by a Group Company in circumstances where they are not a Good Leaver.

Board means the board of directors of the Company.

Business Sale means a sale to a third party purchaser of all (or substantially all) of the assets and business undertaking of the Group (including by way of a sale of shares of the Company’s directly or indirectly owned Subsidiaries).

Company means Geniusu Pte. Ltd..

Companies Act means the Companies Act (Chapter 50) of Singapore, as may be amended from time to time.

Constitution means the Constitution of the Company (as may be in force from time to time).

Date of Grant means the date on which the Option is granted under the Rules, which shall be set out in the Letter of Offer or such other date as may be determined by the Board.

Dispose means, in relation to a Share or Option:

(a)	sell, assign, buy-back, redeem, transfer, convey, grant an option over, grant or allow a Security Interest over;

(b)	enter into any swap arrangement, any derivative arrangements or other similar arrangement; or

(c)	otherwise directly or indirectly dispose of a legal, beneficial or economic interest in the Share or Option,

and Disposal has a corresponding meaning.

Drag-Along Notice has the meaning provided in rule 11.3.

Eligible Company means GenuisU Web Services Pvt Ltd, a company incorporated and validly existing under the laws of the Republic of India with company registration number U72900GJ2014PTC081013.

Eligible Person means any employee or director of one or more Group Companies and/or Eligible Company selected by the Board to participate in the Scheme, in each case, where such employee or director is permitted to receive such offers pursuant to applicable law, and who receives a Letter of Offer.

Exercise Notice means a notice substantially in the form of Schedule 2.

Exercise Period means in relation to an Option, the period commencing on the Vesting Date and ending on the Expiry Date, and is as set out in the Letter of Offer, or as otherwise determined by the Board.

Exercise Price means in respect of an Option the exercise price determined by the Board and included in the Offer giving rise to that Option, as amended pursuant to these Rules.

Exit Date means each of:

(d)	in respect of a Listing, the date of admission of the IPO Entity to the official list of the Singapore Stock Exchange or any other recognised stock exchange;

(e)	in respect of a Share Sale, the date on which the parties complete the sale and purchase of the Shares; or

(f)	in respect of a Business Sale, the date of the first distribution to Shareholders arising from the Business Sale,

or any such other date as nominated by the Board as the Exit Date.

Exit Event means each of:

(g)	a Listing;

(h)	a Business Sale; or

(i)	a Share Sale,

other than a Restructure.

Expiry Date the date on which the Option lapses under these Rules, as is set out in the Letter of Offer or as otherwise determined by the Board.

Fair Market Value means as of any date, the fair market value of an Option or Option Share, as determined by the Board in good faith on such basis as it deems appropriate and applied consistently with respect to all Options or Shares.

Good Leaver means a person who has ceased to be employed or engaged by a Group Company as a result of that person’s:

(j)	death;

(k)	permanent disability or incapacity;

(l)	retrenchment by reason of redundancy; or

(m)	any other reason determined by the Board.

Group means the Company and each Subsidiary (if any) from time to time.

Group Company means any member of the Group.

IPO Entity means a Group Company or a special purpose vehicle formed for the purpose of a Listing which directly or indirectly (including through one or more interposed entities) owns at least 50% per cent (based on earnings) of the business of the Group.

IRAS means the Inland Revenue Authority of Singapore (and any of its successor entities).

Letter of Offer means a letter in the form or substantially in the form set out in Schedule 1 (subject to such modifications as the Board may determine from time to time).

Listing means an initial public offering of an IPO Entity to the official list of Singapore Exchange Limited or any other recognised stock exchange.

Listing Rules means the SGX Listing Rules and any other rules of the Singapore Stock Exchange which apply to an entity while it is a listed entity (or the rules of any other recognised stock exchange (if applicable)), each as amended or replaced from time to time, except to the extent of any express written waiver by the Singapore Stock Exchange (or any other recognised stock exchange (if applicable)).

Majority Shareholders means:

(n)	if there is no Shareholders Agreement or if the Shareholders Agreement does not include any definition of ‘majority shareholders’ (or a similar expression), Shareholders holding 51% or more of the Ordinary Shares on issue; or

(o)	if there is a Shareholders Agreement which includes a definition of ‘majority shareholders’ (or a similar expression), that number of Shareholders.

New Holding Entity means an entity in which equity securities are issued in exchange for Shares as part of a Restructure.

Offer means an offer made to an Eligible Person by or on behalf of the Board to participate in the Scheme.

Option means an option, issued under the Scheme in accordance with these Rules, to acquire a newly issued Ordinary Share.

Optionholder means a person registered in the Company’s register of Optionholders as the holder of Options from time to time.

Option Share means an Ordinary Share issued as a result of the exercise by an Optionholder of its Options.

Ordinary Shares means fully paid ordinary shares in the capital of the Company with such rights and obligations as set out in the Constitution.

Outstanding Option means an Option which has vested, has not been exercised and has not lapsed.

Purpose means any of the following purposes:

(p)	the assessment of an Eligible Person’s offer to participate under the Scheme; or

(q)	if an Eligible Employee’s offer to participate under the Scheme is accepted, the facilitation of the operation and the administration of the Scheme.

Restructure means the restructure of the Company involving holders of Shares exchanging those Shares for equity securities in a New Holding Entity such that the equity security holders of the New Holding Entity are, or after the restructure become, the same or substantially the same as the former holders of Shares.

Related Corporation has the meaning given in the Companies Act.

Rules means these terms and conditions, as amended from time to time.

Scheme means the Geniusu Pte. Ltd. Employee Share Option Scheme constituted by these Rules, as amended from time to time.

Security Interest means an interest or power:

(r)	reserved in or over an interest in any asset including any retention of title; or

(s)	created or otherwise arising in or over any interest in any asset under a security agreement, a bill of sale, mortgage, charge, lien, pledge, trust or power, by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to any agreement to grant or create any of the above.

Share Sale means the sale by Shareholders (in one transaction or a series of connected transactions) to a third party purchaser of all of the issued Shares.

Shareholder means a person who is the registered holder of a Share.

Shareholders Agreement means the shareholders agreement in respect of the Company (if any).

Shares means shares in the capital of the Company with such rights and obligations as set out in the Constitution.

Subsidiary has the meaning given in the Companies Act.

Vesting Date means the date that the Options vest in accordance with these Rules.

1.2.	Interpretation

In these Rules, unless the context otherwise requires:

(a)	(documents) a reference to an agreement or document is to the agreement or document as varied, amended, supplemented, novated or replaced from time to time.

(b)	(references) a reference to a party, clause, paragraph, schedule or annexure is a reference to a party, clause, paragraph, schedule or annexure to or of these Rules.

(c)	(headings) clause headings and the table of contents are inserted for convenience only and do not affect the interpretation of these Rules.

(d)	(person) a reference to a person includes a natural person, corporation, statutory corporation, partnership, government agency, the Crown and any other organisation or legal entity and their personal representatives, successors, substitutes (including persons taking by novation) and permitted assigns.

(e)	(party) a reference to a party to a document includes that party’s personal representatives, executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns.

(f)	(including) including and includes (and any other similar expressions) are not words of limitation, and a list of examples is not limited to those items or to items of a similar kind.

(g)	(corresponding meanings) a word that is derived from a defined word has a corresponding meaning.

(h)	(singular) the singular includes the plural and the converse.

(i)	(gender) words importing one gender include all other genders.

(j)	(rules of construction) neither these Rules nor any part of them are to be construed against a party on the basis that a party or its lawyers were responsible for its drafting.

(k)	(legislation) a reference to any legislation or provision of legislation includes all amendments, consolidations or replacements and all regulations or instruments issued under it.

(l)	(time and date) a reference to a time or date is a reference to the time and date in Singapore.

(m)	(joint and several) an agreement, representation, covenant, right or obligation:

(i)	in favour of two or more persons is for the benefit of them jointly and severally; and

(ii)	on the part of two or more persons binds them jointly and severally.

(n)	(writing) a reference to a notice, consent, request, approval or other communication under these Rules or an agreement between the parties means a written notice, request, consent, approval or agreement.

(o)	(replacement bodies) a reference to a body (including an institute, association or authority) which ceases to exist or whose powers or functions are transferred to another body is a reference to the body which replaces it or which substantially succeeds to its power or functions.

(p)	(Singaporean currency) a reference to dollars or S$ is to Singapore Dollars.

2.	Introduction

2.1.	Purpose

The purpose of the Scheme is to provide Eligible Persons with an opportunity to share in the growth in value of the Shares and to encourage them to improve the performance of the Group’s return to shareholders. It is intended that the Scheme will enable the Group to retain and attract skilled and experienced employees and provide them with the motivation to make the Group more successful.

2.2.	Commencement of Scheme

The Scheme will take effect on and from such date as the Board may resolve.

2.3.	Advice

Eligible Persons should obtain their own independent advice (at their own expense) on the financial, taxation and other consequences to them of, or relating to, participation in the Scheme.

2.4.	Operation of the Scheme

The Scheme operates according to these Rules which bind each Group Company and each Eligible Person.

3.	Size of Scheme

3.1.	Scheme pool

Subject to Rule 3.2, the maximum number of Options which may be granted in accordance with the Scheme is [22,492].

3.2.	Adjustments to Scheme pool

If an Option is cancelled, lapses, or is otherwise terminated, or if an Option Share is cancelled, an additional Option may be granted in subject to the maximum number of Options under Rule 3.1.

4.	Administration

4.1.	Administration of Scheme and delegation

(a)	The Scheme is to be administered by the Board.

(b)	The Board may delegate some or all of its powers in administering the Scheme to a subcommittee of the Board.

(c)	Subject to these Rules, the Board or any sub-committee appointed to administer the Scheme shall have the power:

(i)	to select the Eligible Persons;

(ii)	to determine the terms and conditions of any Offer, including:

(A)	the number of Options the subject of the Offer;

(B)	the purchase price (if any) for those Options;

(C)	any trustee or nominee holding arrangements required to be entered into in connection with those Options;

(D)	the vesting, disposal and forfeiture restrictions applying to those Options; and

(E)	the manner in which the Offer may be accepted;

(iii)	subject to rule 16, to amend any Offer related to any Option;

(iv)	to determine appropriate procedures, regulations and guidelines for the administration of the Scheme; and

(v)	to take advice in relation to the exercise of any of its powers or discretions under these Rules.

4.2.	Calculations and adjustments

Any calculations or adjustments which are required to be made by the Board or any subcommittee of the Board, in connection with the Scheme or these Rules will, in the absence of manifest error, be final and conclusive and binding on all Eligible persons and Optionholders.

4.3.	Absolute discretion

Where these Rules provide for a determination, decision, declaration or approval of the Board or any sub-committee of the Board, such determination, decision, declaration or approval may be made or given by the body in its absolute discretion.

4.4.	Powers to be exercised by the Board

Any power or discretion which is conferred on the Board by these Rules may be exercised by the Board in the interests, or for the benefit, of the Company and the Board is not under any fiduciary or other obligation to any other person.

4.5.	Number of participants

Notwithstanding the provisions of Rule 15, the Company may impose a cap to the number of participants in this Scheme if such cap or amendment is reasonably required for the Company in order to maintain its status as a private limited company incorporated in Singapore.

5.	Vesting of Options

5.1.	What vesting conditions may be set

(a)	An Offer may specify any:

(i)	vesting conditions; or

(ii)	other vesting events,

which must be satisfied before an Option vests.

(b)	Subject to rule 16, the Board may determine or vary any:

(i)	vesting conditions; or

(ii)	other vesting events,

in respect of any Option.

5.2.	Options only vest if vesting conditions/events satisfied

An Option will only vest on the occurrence or satisfaction of the condition or other vesting events specified in respect of that Option.

5.3.	How to exercise an Option

An Optionholder may exercise an Outstanding Option during the Exercise Period, by:

(a)	giving to the Company a signed Exercise Notice; and

(b)	paying the Exercise Price multiplied by the number of Options being exercised.

5.4.	Illegality of exercise

No shares shall be issued to an Optionholder if such issue is contrary to applicable law.

6.	Treatment of Options for leavers

6.1.	Good Leavers

If an Eligible Person is a Good Leaver, all unvested Options and Outstanding Options automatically lapse with effect on the date the Optionholder becomes a Good Leaver, unless otherwise determined by the Board.

6.2.	Bad Leavers

If an Eligible Person is a Bad Leaver, all unvested Options and Outstanding Options automatically lapse with effect on the date the Optionholder becomes a Bad Leaver, unless otherwise determined by the Board.

7.	Treatment of Option Shares for leavers

7.1.	Right to buyback or direct the transfer of Option Shares

(a)	If an Eligible Person is a Bad Leaver or a Good Leaver, the Board may:

(i)	give notice to the Eligible Person of its intention to buy back some or all of the Option Shares (Leaver Securities) held by the Eligible Person at the price set out in rule 7.2; or

(ii)	direct the Eligible Person to transfer some or all of the Leaver Securities to a person nominated by the Board at the price set out in rule 7.2.

(b)	If an Eligible Person is a Good Leaver, the Board may, in addition to, or, in the alternative to, the actions specified under 7.1(a), direct that such Good Leaver (or the estate of such Good Leaver as may be applicable) be allowed to retain ownership of some or all of the Leaver Securities, subject to compliance with applicable law.

(c)	If the Board notifies the Eligible Person that it wishes to buy back the Leaver Securities under rule 7.1(a)(i), the Eligible Person must do everything necessary to facilitate the sale of the Leaver Securities to the Company within 5 Business Days of the Board’s notice, including entering into a buy back agreement or share transfer documentation.

(d)	Notwithstanding rule 7.1(a)(i) and 7.1(c), the Company may only buy back the Leaver Securities if it is permitted to do so under the Companies Act.

(e)	If the Board directs the Leaver Securities to be transferred under clause 7.1(a)(ii), the relevant Eligible Person must transfer the Leaver Securities as directed and completion of the sale of the Leaver Securities must occur on the date determined by the Board and notified to the relevant Eligible Person.

7.2.	Purchase price of Leaver Securities

The price for the Leaver Securities is:

(a)	if the Eligible Person is a Good Leaver, 100% of Fair Market Value; and

(b)	if the Eligible Person is a Bad Leaver, the Exercise Price in respect of the relevant Leaver Securities.

The price for the Leaver Securities must be paid by the Company or the transferee (as applicable) on the date on which the Leaver Securities are bought back by the Company or transferred to the transferee (as applicable).

7.3.	Other remedies

The rights and remedies set out in this rule 7 do not exclude any other rights or remedies that a Group Company may have against an Eligible Person.

7.4.	Suspension

To the extent that the law allows, from the date an Eligible Person is a Bad Leaver, the rights of that Eligible Person as a holder of Option Shares (including dividend and distribution rights in relation to Option Shares and the rights to attend and vote at general meetings of Shareholders and to receive information and documents) are suspended until those Option Shares have been bought back by the Company or transferred in accordance with this rule 7.

8.	Disposal

8.1.	Restrictions on a sale of Options and Option Shares

Subject to rule 8.2, Options and Option Shares may not be transferred, except:

(a)	in connection with an Exit Event; or

(b)	with the prior written consent of the Board.

8.2.       Permitted Disposals

A legal or beneficial interest in an Option or Option Share may be Disposed of pursuant to:

(a)	in the event of the death of an Optionholder and pursuant to rule 7.1(b), a transfer or transmission of the deceased Optionholder’s Option Shares to the deceased Optionholder’s estate;

(b)	a sale or transfer by an Optionholder of any of its Option Shares where such transfer has been consented to in writing by the Board (with such consent not to be unreasonably withheld) [Note: the consent of the Board should still apply for such sales so that a sale to an undesirable third party may be prevented]; or

(c)	a sale or transfer by an Optionholder of any of its Options and/or Option Shares where such sale or transfer is otherwise permitted or required by these Rules.

In respect of the Option Shares only, to the extent this rule is inconsistent with any similar provision in the Shareholders Agreement, the provision in the Shareholders Agreement will prevail.

8.3.	Restriction on Disposal after Listing

Unless otherwise consented to by the Board in writing and notwithstanding any other provision in these Rules or an Offer, if an Eligible Person holds an Option Share at the date of a Listing, the Eligible Person must not Dispose of a legal or a beneficial interest in an Option Share until on or after the later of:

(a)	the date falling after the six-month anniversary of the Listing; and

(b)	the expiration of any underwriter-imposed lock-up in connection with the Listing.

9.	Issue of Ordinary Shares on exercise

9.1.	Rights attaching to Shares issued to Optionholders on exercise of Outstanding Options

(a)	Subject to rule 9.2(a) and 9.1(b), if an Optionholder exercises Outstanding Options, the Company shall:

(i)	issue the number of Ordinary Shares which corresponds with the number of Outstanding Options exercised, free from any Security Interest;

(ii)	enter the Optionholder into the Company’s share register;

(iii)	lodge with the ACRA the relevant forms to reflect the issue of the relevant number of Option Shares and to reflect such recipient of Option Shares as the legal owner of such Option Shares; and

(iv)	provide such recipient of Option Shares with the results of an ACRA search showing such recipient of Option Shares as the registered owner of Option Shares in ACRA.

(b)	If an Optionholder exercises Outstanding Options, the Optionholder shall:

(i)	execute an share transfer form in blank in respect of the relevant Options Shares; and

(ii)	execute such other documents and do all such actions as may be required by the Company in respect of the treatment of Option Shares under rule 7.

(c)	All Option Shares issued on exercise of Options in accordance with this rule 9 will:

(i)	be issued as fully paid;

(ii)	be free of any Security Interests; and

(iii)	rank equally in all respects with the other Ordinary Shares on issue in the Company as at the date of issue and be subject to the terms of these Rules, the Constitution and Shareholders Agreement (if any).

9.2.	Shareholders Agreement

(a)	Despite anything else in these Rules, if there is a Shareholders Agreement in place, unless the Board otherwise determines, no Optionholder may receive any Option Shares upon the exercise of Options, unless:

(i)	the Optionholder first executes and delivers to the Company a document (in the form prescribed by the Board) pursuant to which the Optionholder accedes to, and becomes bound by, the terms of the Shareholders Agreement; or

(ii)	the Optionholder is already a party to the Shareholders Agreement.

(b)	If at the time of exercise of an Option the Company does not have a Shareholders Agreement in place, an Optionholder agrees, by serving an Exercise Notice, to enter into a Shareholders Agreement if the Company subsequently adopts one, provided that such Shareholders Agreement is broadly consistent with the provisions in these Rules covering Disposal and the procedures on an Exit Event. By serving an Exercise Notice on the Company, an Optionholder will be taken to have agreed to this requirement.

10.	Procedure on Restructure or Reconstruction

10.1.	Restructure

If there is a Restructure, the New Holding Entity or any Related Corporation of the New Holding Entity must grant new options in substitution of some or all of the Options on a like for like basis.

10.2.	Reconstruction

(a)	In the event of any reconstruction of the share capital of the Company prior to the exercise of the Options (including consolidation, subdivision, reduction, capital return, buy back or cancellation), the number of Option Shares that may be acquired by an Eligible Person on exercise of their Options and/or the consideration (if any) payable by an Eligible Person for the exercise of their Options must be reconstructed accordingly, in a manner that does not result in any additional benefits being conferred on an Eligible Person that are not conferred on shareholders of the Company.

(b)	The Board must give notice to each Eligible Person of any adjustment to the Options and/or Option Shares to which that Eligible Person is entitled pursuant to the provisions of rule 10.2(a).

(c)	For the avoidance of doubt, the following shall not be deemed a reconstruction of capital:

(i)	an issue of new Shares to an existing Shareholder and/or to a third party; and/or

(ii)	a transfer of Shares from an existing Shareholder to another Shareholder and/or to a third party.

11.	Procedure on Exit Event

11.1.	Vesting of Options on Exit

(a)	All unvested Options granted at least one year prior to the date of an Exit Event will automatically vest with effect immediately prior to completion of the Exit Event.

(b)	The Board will determine whether any unvested Options granted less than one year prior to the date of an Exit Event will vest with effect immediately prior to completion of the Exit Event.

11.2.	Treatment of Options on Exit Event

(a)	Prior to an Exit Event, the Board will reasonably endeavour to notify an Optionholder of the upcoming Exit Event and provide reasonable details of the Exit Event.

(b)	Prior to an Exit Event, the Board may either:

(i)	cancel some or all of an Optionholder’s Outstanding Options (including Options which vest pursuant to rule 11.1), by paying the Optionholder the amount per Ordinary Share that will be paid under the Exit Event, less the Exercise Price for such Options and the Optionholder’s proportionate share of transaction costs; and/or

(ii)	cancel some or all of an Optionsholder’s unvested Options, by paying the Optionholder the value of each unvested Option as the Board may in its sole discretion deem fit; and/or

(iii)	make appropriate arrangements such that some or all of an Optionholder’s Outstanding Options are able to be exercised on or prior to the Exit Date and use reasonable endeavours to ensure that the Option Shares issued at or about the time of an Exit Event are accorded the same rights and receive the same benefits in relation to the Exit Event as pre-existing Ordinary Shares.

(c)	If the Board undertakes the action set out in rule 11.2(b)(iii), any Outstanding Options in respect of which such arrangements have been made, shall upon the date of completion of the Exit Event, automatically lapse.

11.3.	Drag along

(a)	On or prior to the Exit Date, the Board must if requested to do so by the Majority Shareholders (Dragging Shareholders) issue a notice (Drag Along Notice) to each Eligible Person holding Options or Option Shares (Dragged Holder) stating that they want the Dragged Holder to sell all of its Option Shares to:

(i)	a third party buyer in connection with a Share Sale; or

(ii)	an IPO Entity in connection with a Listing.

(b)	The Drag Along Notice should specify:

(i)	the number of Shares which the Dragging Shareholders propose to sell (Sale Shares), which must be all of the Shares held by those Dragging Shareholders;

(ii)	the name of the proposed buyer of the Sale Shares (Third Party Buyer), and the material terms on which the Dragging Shareholders propose to sell the Sale Shares;

(iii)	that the Third Party Buyer is either:

(A)	a prospective third party purchaser who has made an offer to purchase the Sale Shares at the price and on the terms set out in the Drag Along Notice; or

(B)	an IPO Entity;

(iv)	the sale price per Share (which may be cash consideration, scrip consideration or a combination of both cash and scrip); and

(v)	that the Dragging Shareholders require the Dragged Holder to sell all of the Dragged Holder’s Option Shares to the Third Party Buyer in accordance with this rule 11.3.

(c)	A Drag-Along Notice is irrevocable.

(d)	If the Dragging Shareholders serve a Drag Along Notice, a Dragged Holder must as part of the sale of the Sale Shares to the Third Party Buyer, sell all of its Option Shares to the Third Party Buyer on terms which comply with rules 11.3(e) and 11.3(f).

(e)	The sale of the Dragged Holder’s Option Shares to the Third Party Buyer under this rule 11.3 must be for the same sale price per Share and on the same terms and conditions as those applicable to the sale by the Dragging Shareholders of the Sale Shares to the Third Party Buyer.

(f)	The Dragging Shareholders must procure that the purchase price payable for the Dragged Holder’s Option Shares is paid on the closing of the purchase and sale, which must take place at the same time as the closing of the sale of the Sale Shares by the Dragging Shareholders to the Third Party Buyer.

(g)	Without limiting rule 11.3(d), on completion of the purchase and sale of the Dragged Holder’s Option Shares, the Dragged Holder must deliver to the Third Party Buyer:

(i)	the share certificates and an executed transfer for the Dragged Holder’s Option Shares; and

(ii)	a duly executed notice irrevocably appointing the Third Party Buyer as the Dragged Holder’s proxy in respect of the Dragged Holder’s Option Shares until such time as those Option Shares are registered in the name of the Third Party Buyer;

(h)	To the extent of any inconsistency between this rule 11.3 and the provisions of the Shareholders Agreement, the provisions of this rule 11.3 will prevail.

12.	Listings

Each Eligible Person agrees and represents that:

(a)	in the event that a Listing is proposed by the Board, it will do all things and provide all assistance as is reasonably required by the Company in connection with the actual or proposed Listing, including, if required by the Company, entering into an underwriting, escrow or offer management agreement or similar agreement on market terms; and

(b)	if, as part of the Listing, the Option Shares or the shares held in the IPO Entity (as applicable) (together, the Listing Shares) are subject to the Listing Rules (including, without limitation, if the holder’s Listing Shares are “restricted securities” for the purpose of the Listing Rules), each holder will hold and deal with its Listing Shares in accordance with the Listing Rules.

13.	Option does not give Shareholder rights

(a)	An Offer will be in respect of a single grant of Options and does not entitle an Eligible Person to participate in any subsequent grants.

(b)	An Option does not confer on an Eligible Person or an Optionholder:

(i)	any voting rights in respect of Shares or in respect of any other equity securities of the Company;

(ii)	the right to participate in new issues of Shares or other equity securities of the Company;

(iii)	the right to attend or vote at any general meeting or other meeting of holders of any Shares or other equity securities of the Company;

(iv)	the right to receive any dividends or other distributions or to receive or otherwise participate in any returns of capital from the Company; or

(v)	the right to participate in a liquidation or winding up of the Company.

14.	Power of attorney

14.1.	Appointment

Each Eligible Person irrevocably appoints the Company as that Eligible Person’s attorney to do any one or more of the following things on behalf of that Eligible Person and in the name of that Eligible Person:

(a)	to execute under hand or seal and (if appropriate) deliver, or otherwise effect the entry by that Eligible Person into, any documents that the Board determines are necessary or desirable to give effect to, or evidence participation by that Eligible Person under, the Scheme or to complete any transaction contemplated by these Rules;

(b)	to perform any act, matter or thing which, in the opinion of the Board, is contemplated by, incidental to or necessary or desirable to give effect to, or evidence participation by that Eligible Person under, the Scheme or to complete any transaction contemplated by these Rules; and

(c)	to appoint any one or more substitute attorneys to exercise any of the powers under rules 14.1(a) or 14.1(b) and to revoke any of those appointments.

14.2.	Ratification

(a)	Each Eligible Person ratifies and confirms whatever the Company or any other attorney does in exercising powers under rule 14.1.

(b)	Each Eligible Person declares that all acts, matters and things done by the Company or any other attorney in exercising powers under rule 14.1 will be as good and valid as if they had been done by that Eligible Person.

14.3.	Indemnity

Each Eligible Person indemnifies the Company and each other person who exercises powers under rule 14.1 against all liability and loss arising from and all costs incurred in connection with an exercise of powers under rule 14.1

15.	Employment rights

15.1.	Acknowledgement by Eligible Person

It is acknowledged and accepted by each Eligible Person that:

(a)	neither these Rules nor any contract formed between the Company and that Eligible Person under the Scheme form part of any contract or terms and conditions of employment or appointment, or any arrangement in respect of any such employment or appointment, between an Eligible Person and a Group Company, nor do they constitute a related condition or collateral arrangement to any such contract or arrangement;

(b)	participation in the Scheme will not in any way affect the rights and obligations of an Eligible Person under the terms under which he or she is employed or appointed; and

(c)	the terms of an Eligible Person’s employment or appointment with a Group Company will not in any way affect the rights and obligations of an Eligible Person under this Scheme.

15.2.	No claims

An Eligible Person has no right to compensation or damages from any Group Company in respect of any loss of future rights under the Scheme, as a consequence of termination of that Eligible Person’s employment or appointment for any reason.

15.3.	Termination and suspension of Scheme

If the Board terminates or suspends the Scheme, no compensation under any employment contract will be payable to any Eligible Person.

15.4.	No right to acquire Options or Option Shares

Except as expressly provided in these Rules, participation under the Scheme does not confer on any Eligible Person any right to acquire Options or Option Shares.

15.5.	Calculation of employee benefits

The value of Options or Option Shares do not increase an Eligible Person’s income or remuneration for the purpose of calculating any employee benefits, including any payment in lieu of notice or redundancy or severance payments.

15.6.	No right to future employment

Participation under the Scheme does not confer on any Eligible Person any right to future employment and does not affect any rights which any Group Company may have to terminate the employment of any Eligible Person.

16.	Amendment to Rules

16.1.	Amendment

Subject to rules 16.2 and 16.3, the Company may at any time by written instrument or by resolution of the Board, amend all or any of the provisions of these Rules (including this rule 16).

16.2.	Accrued rights

No amendment of the provisions of these Rules may reduce the accrued rights of any Eligible Person in respect of Options or Option Shares issued prior to the date of the amendment, other than:

(a)	an amendment introduced primarily:

(i)	for the purpose of complying with or conforming to present or future legal requirements governing or regulating the maintenance or operation of the Scheme or like plans;

(ii)	to correct any manifest error or mistake;

(iii)	to enable contributions or other amounts paid by the Company in respect of the Scheme to qualify for any tax concession available;

(iv)	to enable the Company to comply with the Companies Act or any other applicable laws; or

(v)	to reflect any amendments necessitated as a result of a variation of the capital of the Company; or

(b)	with the consent of Eligible Persons who between them hold not less than 75% of the total number of all issued Options before making the amendment.

16.3.	Retrospectively

Subject to the above provisions of this rule 16 and subject to applicable law, any amendment made under rule 16.1 may be given such retrospective effect as is specified in the resolution by which the amendment is made and, if so stated, amendments to these Rules, including the terms applicable to Options issued under this Scheme, have the effect of automatically amending the terms of Options issued and still subject to these Rules.

17.	No warranty

17.1.	Financial benefits

The Company gives no warranty, representation or undertaking that participation in the Scheme will result in any financial benefits for Eligible Persons.

17.2.	Tax

No Group Company or any adviser to a Group Company or the Board is liable for any tax which may become payable by an Eligible Person and none of them represent or warrant that any person will gain any taxation advantage by participating in the Scheme.

18.	Confidentiality

18.1.	Confidential information

Subject to rule 18.2, each Eligible Person must keep confidential all information and documents disclosed to that Eligible Person in connection with the Scheme, including:

(a)	these Rules and the Offer;

(b)	the Constitution and the Shareholders Agreement;

(c)	the Fair Market Value; and

(d)	information and documents of every kind concerning or in any way connected with the Group, its trade secrets or its financial or business affairs, including financial reports, performance reports, business plans and marketing plans.

18.2.	Exceptions

Rule 18.1 does not impose obligations on an Eligible Person concerning information and documents which that Eligible Person proves to the reasonable satisfaction of the Company:

(a)	was or were disclosed by that Eligible Person to its tax, financial or legal advisors;

(b)	became publicly available without breach of an obligation of confidence; or

(c)	was or were disclosed by that Eligible Person with the Company’s prior authorisation, or in the proper performance of that Eligible Person’s duties for the Group or as obliged by law.

19.       Data protection

19.1.       Collection and purpose

The Company needs to collect personal information about Eligible Persons for the Purpose. If this personal information is not provided to the Company, the Company may not be able to achieve the Purpose.

19.2.       Consent

By completing, countersigning and returning an Offer, an Eligible Person authorises and instructs each Group Company and any agent of any Group Company:

(a)	to collect, disclose and transfer between each other any personal information as the Company may request;

(b)	to disclose any personal information to any governmental or regulatory agency or authority as may be required in connection with the administration of the Scheme; and

(c)	to store and process personal information,

in accordance with the Purpose. An Eligible Person may withdraw this authorisation.

19.3.       Access to personal information

An Eligible Person may access any personal information held by the Company for the Purpose by contacting the Company secretary and may require any personal information to be corrected if that personal information is inaccurate or incomplete.

20.       General

20.1.       Further assurances

Each Eligible Person and Optionholder agrees that it will complete and return to the Company such other documents as may be required by law to be completed by the Eligible Person or Optionholder from time to time in respect of the transactions contemplated by these Rules or such other documents which the Company reasonably considers should, for legal, taxation or administrative reasons, be completed by the Eligible Person or Optionholder in respect of the transactions contemplated by these Rules.

20.2.       Notices

Any notice given under or in connection with these Rules (Notice):

(a)	must be in writing and signed by a person duly authorised by the sender;

(b)	must be addressed and delivered to the intended recipient by hand, by prepaid post or by email at the address or email address last notified by the intended recipient to the sender after the date of these Rules; and

(c)	is taken to be given and made:

(i)	in the case of hand delivery, when delivered;

(ii)	in the case of delivery by post, three Business Days after the date of posting (if posted to an address in the same country) or seven Business Days after the date of posting (if posted to an address in another country); and

(iii)	in the case of an email, on the day and at the time that the recipient confirms the email is received.

This rule does not limit the way in which a Notice can be deemed to be served under any applicable law.

20.3.	Relationship between parties

(a)	Nothing in these Rules:

(i)	constitutes a partnership between the parties; or

(ii)	except as expressly provided, makes a party an agent of another party for any purpose.

(b)	A party cannot in any way or for any purpose:

(i)	bind another party; or

(ii)	contract in the name of another party.

(c)	If a party must fulfil an obligation and that party is dependent on another party, then that other party must do each thing reasonably within its power to assist the other in the performance of that obligation.

20.4.	Time for doing acts

(a)	If the time for doing any act or thing required to be done or a notice period specified in these Rules expires on a day other than a Business Day, the time for doing that act or thing or the expiration of that notice period is extended until the following Business Day.

(b)	If any act or thing required to be done is done after 5.00 pm on the specified day, it is taken to have been done on the following Business Day.

20.5.	Invalidity

(a)	In the event that any provision of these Rules shall be deemed to be void, voidable or unenforceable, the validity of all other provisions of these Rules shall not be affected.

(b)	If any provision of this Agreement is held to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question will apply with the minimum modifications necessary to make it valid and enforceable and the Company and each Eligible Person shall undertake all actions necessary or desirable to give effect to such modifications.

20.6.	Applicable laws

Notwithstanding any provision of these Rules, Options and Option Shares may not be allocated, allotted, issued, acquired, held, transferred, delivered or otherwise dealt with if to do so would contravene the Companies Act or any other applicable laws or cause a breach of or default under the Constitution or the Shareholders Agreement.

20.7.	Scheme costs

(a)	Unless otherwise determined by the Board, the Company must pay all costs relating to the establishment and operation of the Scheme.

(b)	Each Eligible Person must pay their own costs in connection with their participation under the Scheme, including all costs to review the documents and information provided to that Eligible Person in connection with the Scheme and all taxes for which that Eligible Person may be liable as a result of their participation under the Scheme, the issue of Options or Option Shares or any other dealing with the Options or Option Shares.

20.8.	Connection with other plans

Unless otherwise determined by the Board, participation under the Scheme does not affect and is not affected by, participation in any other incentive or other plan operated by the Company unless the terms of that other plan provide otherwise.

20.9.	Rights of third parties

No person other than the Company and/or an Optionholder shall have any right to enforce any provision of the Scheme, these Rules and/or the Letter of Offer by virtue of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

20.10.	Governing law, jurisdiction and dispute resolution

The Scheme, these Rules and any Letter of Offer shall be governed by, and construed in accordance with, the laws of the Republic of Singapore. All disputes, controversies or differences arising out of or in connection with the Scheme, these Rules and/or Letter of Offer, including any question regarding their existence, validity or termination, shall in the first instance be referred to mediation in Singapore in accordance with the Mediation Rules of the Singapore International Mediation Centre for the time being in force. In the event that such dispute, controversy or difference is subsequently referred to the courts of the Republic of Singapore, all relevant parties hereby submit to the exclusive jurisdiction of the courts of the Republic of Singapore.

1.	Letter of Offer

GENIUSU PTE. LTD.

EMPLOYEE SHARE OPTION SCHEME

LETTER OF OFFER

Letter of Offer No:

[Date]

To:	[Name]
[Designation]
[Address]

Private and Confidential

Dear Sir/Madam,

We are pleased to inform you that you have been nominated by the Board of Directors of Geniusu Pte. Ltd. (UEN: 201541844C) (the “Company”) to participate in the Geniusu Pte. Ltd. Employee Share Option Scheme (the “Scheme”). Terms as defined in the Scheme and/or the Rules shall have the same meaning when used in this letter.

Accordingly, in consideration of the payment of a sum of [S$1.00] (receipt of which is acknowledged), the Company offers you, on the terms of this Letter of Offer and the enclosed Rules, Options, to subscribe for the corresponding number of Option Shares at following the price for each Option Share.

Number of Options / Option Shares	Exercise Price per Option Share

[Number of Option Shares]*	S$[Exercise Price]*

*As may be adjusted by the terms of the Rules.

The terms of issue of the Option are set out in the Rules, but generally:

(a)	The Option will vest over time in accordance with the Vesting Schedule attached to this letter;

(b)	the Option will be exercisable between the date an Option vests and [insert date] being the Expiry Date of such Options;

(c)	the Option is personal to you and shall not be transferred, sold, charged, pledged, assigned or otherwise disposed of or encumbered, in whole or in part in any way by you, except with the prior written approval of the Board; and

(d)	the Option is not a part of any employment or services contract and the issue and exercise of the Option will be governed by the terms set out in this letter and the Rules.

We suggest that you obtain independent legal and financial advice to ensure that you understand the implications of the Option and their potential effect on you, including the financial and taxation implications of the Option.

If you wish to accept the offer, please sign and return the enclosed Acceptance Form before the date that that is 1 month from the date of this Letter of Offer, failing which this offer will lapse.

Following receipt of your duly signed Acceptance Form, we will provide you with an option certificate recording the grant of the Option to you, in the form set out in Schedule 3 to the Rules.

Yours faithfully

For and on behalf of

Geniusu Pte. Ltd.

Enc.

Annex to Letter of Offer - Vesting Schedule

Subject to the Scheme and to the terms of the accompanying letter of offer, the Option vests at the following times, subject to the following vesting conditions and in the following manner:

1.	[to insert vesting schedule and/or vesting conditions]

2.

ACCEPTANCE FORM

Letter of Offer No:

To:	The Board, Geniusu Pte. Ltd.

[address of the Company]

Re: Letter of Offer for Geniusu Pte. Ltd. Employee Share Option Scheme

Dear Sirs,

I have read the Letter of Offer dated [insert] and the Rules, and accept the grant of the Options on the terms set out in the Letter of Offer and the Rules and I agree to be bound by the Letter of Offer and the Rules.

I further irrevocably appoint each director from time to time of the Company severally as my attorney (“Attorney”) only to the extent necessary to satisfy my obligations under and to give effect to this Letter of Offer and the Rules. For those purposes, each Attorney may:

(a)	complete any blanks in any document;

(b)	execute any document in any form as the Attorney thinks fit;

(c)	amend or vary any document as the Attorney thinks fit, and execute any document which effects or evidences that amendment or variation;

(d)	do anything which in the Attorney’s opinion is necessary, expedient or incidental to, or in any way relates to this Letter of Offer, the Rules or any document referred to in (a), (b) or (c) above or any transaction contemplated by this Letter of Offer, the Rules or any document referred to in (a), (b) or (c) above;

(e)	do any thing which I am obligated to do under the terms of this Letter of Offer or the Rules; and

(f)	do any thing which in the Attorney’s opinion is necessary, expedient or desirable to give effect to the provisions of this Letter of Offer or the Rules.

I acknowledge that each Attorney may exercise the powers of an Attorney under this letter even if the Attorney benefits from the exercise of that power and I undertake to ratify and confirm any act of an Attorney in exercise of the powers of attorney set out in this Letter of Grant.

SIGNED AND DELIVERED AS A DEED by	)

[INSERT NAME OF OPTION HOLDER]	)

in the presence of:	)

Signature of Witness	[Insert name of Option Holder]

Name of Witness

Occupation of Witness

Address of Witness

2.	Option Exercise Notice

I ________________________________________ (the “Optionholder”) being the registered holder of the Options specified below, elect to exercise those Options pursuant to rule 9 of the Employee Option Scheme Rules in respect of Geniusu Pte. Ltd. (the “Company”).

Options being exercised:

Total number of Options being exercised _________________________________________

Exercise Price (as stipulated in the Letter of Offer):

Exercise Price per Option  _____________________________________________________

Total Exercise Price for Options being exercised

____________________________________________________

I agree to be bound by the provisions of the Constitution of the Company, upon being issued Ordinary Shares.

Signed by the Optionholder:  ____________________________________________________

Date: ______________________________________________________________________

3.	Option Certificate

THIS IS A CERTIFICATE OF SHARE OPTIONS GRANTED BY GENIUSU PTE. LTD. UNDER THE GENIUSU PTE. LTD. EMPLOYEE SHARE OPTION SCHEME RULES

Name: [insert]	Date of grant: [insert]

Designation: [insert]	Number of options: [insert]

Exercise price: S$[insert price] per option	Exercise period: As set out in the Rules of the Geniusu Pte. Ltd. Employee Share Option Scheme and/or the relevant Letter of Offer

Vesting Schedule and Conditions:

The options will vest as follows:

1.       [to insert vesting schedule and/or vesting conditions]; and

2.       [to insert vesting schedule and/or vesting conditions] .

[Note: This should be the same as what has been stipulated under the Letter of Offer.]

The grant of the options is subject to the terms and conditions set out in the Letter of Offer and the Rules of the Geniusu Pte. Ltd. Employee Share Option Scheme enclosed with the Letter of Offer.

For and on behalf of Geniusu Pte. Ltd.

(signature)

[insert name of Director]

Director

Date: